EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 of our reports dated February 26, 2021, with respect to the consolidated financial statements of Western Midstream Partners, LP and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
August 20, 2021